UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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BRIDGELINE DIGITAL, INC.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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July [•], 2021

Dear Stockholder:

I am pleased to invite you to attend Bridgeline Digital, Inc.'s (the “Company”) 2021 Annual Meeting of Stockholders (the “Meeting”) to be held on August 19, 2021. The Meeting will begin promptly at 8:30 A.M. Eastern Time at the Company’s New York office located at 150 Woodbury Road, Woodbury, New York 11797.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expense, we are once again using the Securities and Exchange Commission’s “Notice and Access” rules to provide proxy materials to you via electronically via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about July [•], 2021, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and other proxy materials, as well as instructions for submitting your vote electronically via the Internet, by mail or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

This proxy statement tells you about the agenda and procedures for the Meeting. It also describes how the board of directors operates and provides information about those directors who are nominated for re-election at the Meeting. We have also made a copy of our Annual Report on Form 10-K for the year ended September 30, 2020 (“Annual Report”) available with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

I look forward to sharing more information with you about Bridgeline at the Meeting. Whether or not you plan to attend, I encourage you to vote your proxy as soon as possible so that your shares will be represented at the Meeting.

Sincerely, [•] Roger Kahn President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:30 A.M. Eastern Time on August 19, 2021

To the Stockholders of Bridgeline Digital, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of BRIDGELINE DIGITAL, INC. (the "Company") will be held on August 19, 2021 at 8:30 A.M. Eastern Time at the Company’s New York office located at 150 Woodbury Road, Woodbury, New York 11797, to consider and vote on the following matters described under the corresponding numbers in the attached proxy statement:

1.	To elect two director nominees to serve on our Board of Directors for a term of three years;

2.	To hold an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement (the “say-on-pay” vote);

3.	To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2021;

4.

To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock upon conversion of the Company’s Series D Convertible Preferred Stock (“Series D Preferred”) and upon exercise of certain warrants issued in May 2021 in connection with the Company’s acquisition of Hawk Search, Inc. (the “Issuance Proposal”); and

5.	To vote upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

We have elected to provide access to our proxy materials primarily over the internet, pursuant to the Securities and Exchange Commission’s “Notice and Access” rules. We believe this process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. Beginning on or about July [•], 2021, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which contains instructions for accessing the attached proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (“Annual Report”) and voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. This proxy statement and the Annual Report are both available online at: https://www.rdgir.com/bridgeline-digital-inc.

The Board of Directors has fixed the close of business on July [•], 2021 as the record date for the determination of stockholders entitled to vote at the Meeting, and only holders of shares of our common stock and Series C Convertible Preferred Stock of record at the close of business on that day will be entitled to vote.

A complete list of stockholders entitled to vote at the Meeting shall be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for the ten days prior to the date of the Meeting at the principal executive offices of the Company. The list will also be available at the Meeting.

Whether or not you expect to be present at the Meeting, we urge you to vote your shares as promptly as possible over the Internet, by mail or by telephone so that your shares may be represented and voted at the Annual Meeting. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

Stockholders requesting physical copies of the proxy materials and the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 2020 should follow the instructions for provided in the Notice. In addition, requests for physical copies may be addressed to Shareholder Relations, Bridgeline Digital, Inc., 150 Woodbury Road, Woodbury, New York 11797. These materials will be furnished without charge to any stockholder requesting it.

Important Notice Regarding the Availability of Proxy Materials for the Bridgeline Digital, Inc. 2021 Annual Meeting of Stockholders to be Held on August 19, 2021: The proxy statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended September 30, 2020 are available at: https://www.rdgir.com/bridgeline-digital-inc/

Proxy Statement

Annual Meeting of Stockholders

August 19, 2021

The enclosed proxy is solicited by the management of Bridgeline Digital, Inc. (the “Company”) in connection with the Company’s 2021 Annual Meeting of Stockholders (the “Meeting” or the “Annual Meeting”) to be held on August 19, 2021 at 8:30 A.M. Eastern Time at the Company’s New York office located at 150 Woodbury Road, Woodbury, New York 11797, and any adjournment thereof. The Board of Directors of the Company (the "Board of Directors") have set the close of business on July [•], 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and to vote at the Meeting.

We have elected to provide access to this year’s proxy materials primarily electronically, via the Internet, under the Securities and Exchange Commission’s (“SEC”) “Notice and Access” rules. On or about July [•], 2021, we began mailing Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders as of the Record Date. The Notice contains instructions for accessing this proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (“Annual Report”) and instructions for submitting your vote. The Notice also includes instructions on how you may obtain physical copies of the proxy materials for the Meeting.

This proxy statement, the Notice and the Annual Report may also be accessed free of charge online as of July [•], 2021 at: https://www.bridgeline.com/about/investor-relations. The Company's principal executive offices are located at 100 Sylvan Road, Suite G-700, Woburn, Massachusetts 01801, and its telephone number at that location is (781) 376-5555.

Eligible stockholders executing and returning their proxy over the internet, by mail or by telephone have the power to revoke their vote at any time before it is exercised by filing a later-dated proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

The proxy will be voted in accordance with your directions:

1.	To elect two director nominees to serve on our Board of Directors for a term of three years;

2.	To hold an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement (the “say-on-pay” vote);

3.	To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2021;

4.

To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock upon conversion of the Company’s Series D Convertible Preferred Stock (“Series D Preferred”) and upon exercise of certain warrants issued in May 2021 in connection with the Company’s acquisition of Hawk Search, Inc. (the “Issuance Proposal”); and

5.	To vote on such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting

 The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation will include the costs of supplying necessary additional copies of the solicitation materials and our Annual Report to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such record holders for completing the mailing of such materials and Annual Reports to such beneficial owners. Solicitation of proxies may also include solicitation by telephone, fax, electronic mail, or personal solicitations by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. The Company may engage a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses.

 Stockholders of record of the Company’s common stock and shares of the Company’s Series C Convertible Preferred Stock (“Series C Preferred”) at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, there were 6,451,548 shares of common stock issued and outstanding, all of which are entitled to vote. Each share of common stock outstanding at the close of business on the Record Date is entitled to one vote on each matter that is voted at the Meeting.

  In addition, as of the Record Date, there were 350 shares of Series C Preferred issued and outstanding. Each shareholder of record of Series C Preferred outstanding at the close of business on the Record Date is entitled to receive notice of, and to vote, on an as-converted basis, at the Meeting. Each share of Series C Preferred outstanding at the close of business on the Record Date is entitled to 111.11 votes on each matter that is voted at the Meeting. Therefore, the holders of our outstanding shares of Series C Preferred Stock have an aggregate of 38,889 votes on matters to come before the Meeting, which represents approximately 0.6% of our outstanding voting securities.

  Stockholders may vote by proxy over the Internet, over the telephone, or by mail. The procedures for voting by proxy are as follows:

●	To vote by proxy over the Internet, go to www.voteproxy.com to complete an electronic proxy card;

●	To vote by proxy over the telephone, dial the toll-free phone number (1-800-776-9437) listed on your proxy card and following the recorded instructions; or

●	To vote by proxy by mail you must complete, sign and date your proxy card and return it promptly in the envelope provided.

    Stockholders of record as of the Record Date may also vote in person at the Meeting.

   The representation in person or by proxy of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Meeting is necessary to establish a quorum for the transaction of all business to come before the Meeting. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of establishing a quorum.

    Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter but will not be counted as a vote in favor of such matter.

A broker non-vote occurs when a broker holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. If a stockholder holds shares beneficially in street name and does not provide its broker with voting instructions, the shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Brokers may vote in favor of a proposal in accordance with the rules of the New York Stock Exchange (“NYSE”) that govern how brokers may cast such votes on proposals they determine to be routine matters.

   The director nominees identified under Proposal 1 who receive the most votes at the Meeting will be elected, thus abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

   Pursuant to Delaware General Corporation Law (the “DGCL”) and our Amended and Restated Bylaws, the advisory vote presented in Proposal 2, the ratification of PKF O’Connor in Proposal 3 and the Issuance Proposal in Proposal 4 will be determined by the vote of the holders of a majority of the voting power present or represented by proxy at the Meeting. For these matters, abstentions and broker non-votes cast, if any, will not be counted as votes in favor of such proposals, and will also not be counted as shares voting on such matter.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of five (5) directors and is divided into three (3) classes. Directors in each class are generally elected to serve for three-year terms that expire in successive years. Each class of directors and the expiration of their respective terms are as follows:

Director Class	Class Members	Expiration of Class Term
Class I	● Joni Kahn ● Roger “Ari” Kahn	2021 Annual Meeting

Class II	● Kenneth Galaznik ● Scott Landers	2022 Annual Meeting

Class III	● Michael Taglich	2023 Annual Meeting

At the Meeting, our stockholders are being asked to elect two (2) Class I directors whose term is currently set to expire at the Meeting. If elected, Mr. Kahn and Ms. Kahn will hold office for a three-year term expiring at our 2024 annual meeting of stockholders. Pursuant to our Amended and Restated Bylaws, our directors are to be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon. The following directors have been nominated for election at the Meeting:

(1)	Roger “Ari” Kahn
(2)	Joni Kahn

Mr. Kahn and Ms. Kahn have advised management that, if elected, they are able to serve on the Board of Directors for the duration of their respective terms. Management has no reason to believe that the nominees will be unable to serve. In the event the nominees become unavailable to serve as directors, the proxies may be voted for the election of such persons who may be designated by the Board of Directors.

Required Vote and Recommendation

Under our Amended and Restated Certificate of Incorporation, the election of our directors requires the affirmative vote of a plurality of the voting shares present or represented by proxy and entitled to vote at the Meeting. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of Mr. Kahn and Ms. Kahn.

The Board recommends that the stockholders vote “FOR” the election of Mr. Kahn and Ms. Kahn to serve as  directors for a three-year term until the Company’s annual meeting of stockholders to be held in 2024.

Our Board of Directors

The following table lists the names, ages and positions of the individuals who serve as directors of the Company, as of June 28, 2021:

Name	Age	Position with the Company	Director Since
Kenneth Galaznik*	69	Director, Chair of the Audit Committee and Member of the Compensation Committee	2006

Joni Kahn*	66	Chairperson of the Board, Chair of the Compensation Committee and Member of the Audit and Nominating and Corporate Governance Committees	2012

Roger Kahn	52	Director, President and Chief Executive Officer	2017

Scott Landers*	50	Director, Chair of Nominating and Corporate Governance Committee and Member of the Audit and Compensation Committees	2010

Michael Taglich	55	Director	2013

*Independent director as defined under the rules of the Nasdaq Stock Market.

Kenneth Galaznik has been a member of our Board of Directors since 2006. Mr. Galaznik is the Chairman of the Company’s Audit Committee and serves as a member of the Compensation Committee. From 2005 to 2016, Mr. Galaznik was the Senior Vice President, Chief Financial Officer and Treasurer of American Science and Engineering, Inc., a publicly held supplier of X-ray inspection and screening systems with a public market cap of over $200 million. Mr. Galaznik retired from his position at American Science and Engineering on March 31, 2016. From August 2002 to February 2005, Mr. Galaznik was Vice President of Finance of American Science and Engineering, Inc. From November 2001 to August 2002, Mr. Galaznik was self-employed as a consultant. From March 1999 to September 2001, he served as Vice President of Finance at Spectro Analytical Instruments, Inc. and has more than 35 years of experience in accounting and finance positions. Mr. Galaznik holds a B.B.A. degree in accounting from The University of Houston. Mr. Galaznik brings extensive experience to our Board and our Audit Committee as an experienced senior executive, a financial expert, and as chief financial officer of a publicly held company.

The Board of Directors has determined that Mr. Galaznik’ s deep experience in finance and his executive leadership make him qualified to continue as a member of our Board of Directors.

Joni Kahn has been a member of our Board of Directors since April 2012. In May 2015, Ms. Kahn was appointed Chairperson of the Board of Directors. She also serves as the Chair of the Compensation Committee and is a member of the Audit and Nominating and Governance Committees. Ms. Kahn has over thirty years of operating experience with high growth software and services companies with specific expertise in the SaaS (Software as a Service), ERP (Enterprise Resource Planning) Applications, Business Intelligence and Analytics and Cybersecurity segments. From 2013 to 2015, Ms. Kahn was the Senior Vice President of Global Services for Big Machines, Inc., which was acquired by Oracle in October 2013. From 2007 to 2012, Ms. Kahn was Vice President of Services for HP’s Enterprise Security Software group. From 2005 to 2007, Ms. Kahn was the Executive Vice President at BearingPoint where she managed a team of over 3,000 professionals and was responsible for North American delivery of enterprise applications, systems integration and managed services solutions. Ms. Kahn also oversaw global development centers in India, China and the U.S. From 2002 to 2005, Ms. Kahn was the Senior Group Vice President for worldwide professional services for Business Objects, a business intelligence and analytics software maker based in San Jose, where she led the applications and services division that supported that company's transformation from a products company to an enterprise solutions company. Business Objects was acquired by SAP in 2007. From 2000 to 2007, Ms. Kahn was a Member of the Board of Directors for MapInfo, a global location intelligence solutions company. She was a member of MapInfo’s Audit Committee and the Compensation Committee. MapInfo was acquired by Pitney Bowes in 2007. From 1993 to 2000, Ms. Kahn was an Executive Vice President and Partner of KPMG Consulting, where she helped grow the firm’s consulting business from $700 million to $2.5 billion. Ms. Kahn received her B.B.A in Accounting from the University of Wisconsin – Madison. Ms. Kahn brings extensive leadership experience to our Board and our Audit Committee as an experienced senior executive. Ms. Kahn has over thirty years of executive level managerial, operational, and strategic planning experience leading world-class sales, service and support technology organizations. Her service on prior boards also provides financial and governance experience.

The Board of Directors has determined that Ms. Kahn’s vast experience in the technology industry and finance, as well as her executive leadership, makes her qualified to continue as the Chairperson and member of our Board of Directors. In addition, Ms. Kahn also brings extensive leadership experience to our Board and our Audit Committee as an experienced senior executive.

Roger Kahn has been a member of our Board of Directors since December 2017. Mr. Kahn joined the Company as the Chief Operating Officer in August 2015 and has been our President and Chief Executive Officer since May 2016. Prior to joining Bridgeline Digital, Mr. Kahn co-founded FatWire, a leading content management and digital engagement company. As the General Manager and Chief Technology Officer of FatWire, Mr. Kahn built the company into a global corporation with offices in thirteen countries. FatWire was acquired by Oracle in 2011. Mr. Kahn received his Ph.D. in Computer Science and Artificial Intelligence from the University of Chicago.

Our Board of Directors has determined that Mr. Kahn’s vast experience as a successful entrepreneur in the technology space, as well as his technical and leadership acumen, make him qualified to continue as a member of our Board of Directors.

Scott Landers has been a member of our Board of Directors since 2010. Mr. Landers is the Chair of the Nominating and Corporate Governance Committee and serves as a member of the Audit and Compensation Committees. Mr. Landers was named President and Chief Executive Officer of Monotype Imaging Holdings, Inc. on January 1, 2016 after serving as the company’s Chief Operating Officer since early 2015 and its Chief Financial Officer, Treasurer and Assistant Secretary since joining Monotype in July 2008. Effective October 11, 2019, Monotype was acquired by HGGC and is now a privately-owned company and is a leading provider of typefaces, technology and expertise that enable the best user experiences and sure brand integrity. Prior to joining Monotype, from September 2007 until July 2008, Mr. Landers was the Vice President of Global Finance at Pitney Bowes Software, a $450 million division of Pitney Bowes, a leading global provider of location intelligence solutions. From 1997 until September 2007, Mr. Landers held several senior finance positions, including Vice President of Finance and Administration, at MapInfo, a publicly held company which was acquired by Pitney Bowes in April 2007. Earlier in his career, Mr. Landers was a Business Assurance Manager with Coopers & Lybrand. Mr. Landers holds a bachelor's degree in accounting from Le Moyne College in Syracuse, N.Y. and a master’s degree in business administration from The College of Saint Rose in Albany, N.Y. Mr. Landers brings extensive experience to our Board and our Audit Committee as an experienced senior executive, a financial expert, and as chief executive officer and a chief financial officer of a publicly-held company.

Our Board of Directors has determined that Mr. Lander’s financial skills, public-company experience, strategic business acumen and executive leadership make him a qualified to continue as a member of our Board of Directors.

Michael Taglich has been a member of our Board of Directors since 2013. He is the Chairman and President of Taglich Brothers, Inc., a New York City based securities firm which he co-founded in 1992 with his brother Robert Taglich. Taglich Brothers, Inc. focuses on public and private micro-cap companies in a wide variety of industries. He is currently the Chairman of the Board of Air Industries Group Inc., a publicly traded aerospace and defense company (NYSE AIRI), and Mare Island Dry Dock Inc., a privately-held company. He also serves as a director of a number of other private companies. Michael Taglich brings extensive professional experience which spans various aspects of senior management, including finance, operations and strategic planning. Mr. Taglich has more than 30 years of financial industry experience and served on his first public company board over 20 years ago.

Our Board of Directors has determined that Mr. Taglich’s executive strategic business skills in both private and public companies, as well as his experience leading and advising high-growth companies, make him a qualified to continue as a member of our Board of Directors.

Our Executive Officers

Following are the name, age and other information for our executive officers, as of June 28, 2021. All company officers have been appointed to serve until their successors are elected and qualified or until their earlier resignation or removal. Information regarding Roger Kahn, our President and Chief Executive Officer, is set forth above.

Name	Age	Position with the Company
Roger Kahn	51	Director, President and Chief Executive Officer

Mark G. Downey	56	Executive Vice President, Chief Financial Officer and Treasurer

Mark G. Downey has been our Executive Vice President, Chief Financial Officer and Treasurer since July 2019. Mr. Downey comes to Bridgeline with more than 25 years of executive experience, including more than 15 years as a CFO and COO at several public and privately-held companies in the technology, private equity, financial services and professional services industries. Mr. Downey has extensive accounting, capital markets structuring, risk, treasury, M&A due diligence, technology enhancements, and overall operational and management experience.  Prior to joining Bridgeline Digital, Inc., Mr. Downey served as a consultant and Director of Accounting & Transaction Services at Morgan Franklin Consulting from 2015 to 2019.  He was the global CFO and COO at Algodon Group, a private equity firm from 2014 to 2015 and CFO and COO and Treasurer at Dahlman Rose, Tullett Prebon and Commerzbank Securities from 2000 through 2014.    He started his career at Coopers and Lybrand and holds a B.B.A. in Accounting from Iona College – Hagan School of Business and is a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants.

There are no family relationships between any of the directors and the Company’s executive officers, including between Ms. Joni Kahn and Mr. Roger Kahn, the Company’s President and Chief Executive Officer.

Certain Relationships and Related Transactions

Item 404(d) of Regulation S-K requires the Company to disclose any transaction or proposed transaction which occurred since the beginning of the two most recently completed fiscal years in which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of the last two completed fiscal years in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company's common stock, or an immediate family member of any of those persons.

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms of any related party transactions. Therefore, any material financial transaction between the Company and any related person would need to be approved by our Audit Committee prior to the Company entering into such transaction.

One of our current directors, Michael Taglich, is the Chairman and President of Taglich Brothers, Inc. a New York based securities firm (“Taglich Brothers”). Taglich Brothers, Inc. acted as placement agents for many of the Company’s private offerings in 2012, 2013, 2014, 2015, 2016, 2018, 2019 and 2021. As of June 30, 2021, Mr. Taglich beneficially owns approximately 5.4% of Bridgeline stock. Mr. Taglich had also guaranteed $1.5 million in connection with the Company’s out of formula borrowings on its credit facility with Heritage Bank. In consideration of previous loans made by Michael Taglich to the Company and the personal guaranty for Heritage Bank of Commerce, Mr. Taglich was issued warrants to purchase common stock totaling 1,080 shares at an exercise price of $1,000 per share.

March 2019 Private Placement. On March 12, 2019, the Company entered into Securities Purchase Agreements with certain accredited investors pursuant to which the Company offered and sold an aggregate of 10,227.5 units (“Units”) for $1,000 per Unit, with such Units consisting of (i) an aggregate of 10,227.5 shares of the Company’s newly designated shares of Series C Preferred; (ii) warrants to purchase an aggregate of 56,819,473 shares of Company common stock, with a term of 5.5 years; (iii) warrants to purchase an aggregate of 56,819,473 shares of common stock, with a term of 24 months; and (iv) warrants with a term of 5.5 years (the “March 2019 Private Placement”). Mr. Taglich purchased a total of 350 Units from the Company in the March 2019 Private Placement.

ThinkEquity, a division of Fordham Management, Inc. and Taglich Brothers served as joint placement agents for the March 2019 Private Placement. As consideration for their services, the Company issued to Taglich Brothers warrants to purchase an aggregate of 261,064 shares of common stock. Mr. Taglich received 22,860 of the warrants issued to Taglich Brother in connection with the March 2019 Private Placement.

February 2021 Offering. On February 4, 2021, the Company offered and sold a total of 880,000 shares of common stock to certain institutional and accredited investors at a public offering price of $3.10 per share in a registered direct offering (the “February 2021 Offering”). Joseph Gunnar & Company, LLC acted as lead placement agent for the February 2021 Offering and Taglich Brothers acted as co-placement agent. As compensation for their services, the Company paid to Taglich Brothers a cash fee of $47,272 and issued to Taglich Brothers five-year warrants to purchase up to an aggregate of 112,706 shares of common stock with an exercise price of $3.875 per share. Mr. Taglich received 29,084 of the warrant issued to Taglich Brother in connection with the February 2021 Offering.

May 2021 Offerings. On May 12, 2021, the Company offered and sold a total of 1,060,000 shares of its common stock to certain institutional investors at a public offering price of $2.28 per share in a registered direct offering. Also on May 12, 2021, the Company entered into securities purchase agreements with certain institutional investors pursuant to which the Company offered and sold a total of 2,700 units at a purchase price of $1,000 per Unit (collectively, the “May 2021 Offerings”). Each Unit sold in the May 2021 Offering consisted of (i) one share of the Company’s newly designated Series D Convertible Preferred Stock (“Series D Preferred”) and (ii) warrants to purchase up to one-half of the Conversion Shares (defined below) issuable upon conversion of shares of Series D Preferred issued as a part of such Units.

Joseph Gunnar & Company, LLC acted as lead placement agent, and Taglich Brothers acted as co-placement agent for the May 2021 Offerings. As compensation for their services, the Company paid to Taglich Brothers a cash fee of $122,803 and issued to Taglich Brother five-year warrants to purchase warrants to purchase an aggregate of 153,504 shares of common stock at an exercise price of $2.85 per share. Mr. Taglich received 13,000 of the warrant issued to Taglich Brother in connection with the May 2021 Offerings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock issuable upon conversion of outstanding shares of preferred stock and/or upon exercise of options and warrants currently exercisable or exercisable within 60 days after June 28, 2021 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each individual named below is our address: 100 Sylvan Road, Suite G-700, Woburn, Massachusetts 01801.

The following tables set forth, as of June 28, 2021, the beneficial ownership of each of our outstanding voting securities, consisting of our Series C Preferred and common stock by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of the outstanding securities, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. At the close of business on June 28, 2021 there were 350 shares of Series C Preferred Stock and 6,451,548 shares of our common stock issued and outstanding.

Except as indicated in the footnotes to the tables below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

This information is based upon information received from or on behalf of the individuals named herein.

Series C Preferred Stock

Name and Address	Number of Shares Owned (1)	Percent of Shares Outstanding
Michael and Claudia Taglich 790 New York Avenue Huntington, NY 11743	350	100.00%
All current executive officers and directors as a group	350	100.00%

(1)

Holders of Series C Preferred are entitled to vote on all matters presented to our stockholders on an as-converted basis. Each share of Series C Preferred is convertible, at the option of each respective holder, into approximately 111.11 shares of common stock.

Common Stock

Name and Address	Number of Shares Owned		Percent of Shares Outstanding
Michael Taglich Director	352,999	(1)	5.47%
Roger Kahn President, Chief Executive Officer, Director	8,392	(2)	0.13%
Kenneth Galaznik Director	758	(3)	0.01%
Scott Landers Director	721	(4)	0.01%
Joni Kahn Director	719	(5)	0.01%
Mark G. Downey Chief Financial Officer and Treasurer	-		-
All current executive officers and directors as a group	363,589	(6)	5.63%

(1)

Includes 297,417 shares issuable upon the exercise of warrants, and 174 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of June 28, 2021). Also includes 35 shares of common stock and 2 shares issuable upon the exercise of warrants owned by Mr. Taglich’s spouse.

(2)

Includes 172 shares issuable upon the exercise of warrants and 5,246 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of December 23, 2020). Includes 545 shares of common stock owned by Mr. Kahn’s spouse.

(3)	Includes 146 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of June 28, 2021).

(4)

Includes 138 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of June 28, 2021). Includes 8 shares of common stock owned by Mr. Lander’s children.

(5)	Includes 130 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of June 28, 2021).

(6)	Includes 5,824 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of June 28, 2021).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal years ended September 30, 2020 and September 30, 2019 for our principal executive officer and up to two additional of our highest compensated executive officers who were serving as executive officers as of September 30, 2020. We refer to these officers as our named executive officers.

Name and Principal Position	Fiscal Year End	Salary	Bonus	All Other Compensation	Total
Roger Kahn	2019	$300,000	$26,042	$-	$326,042
President and Chief
Executive Officer	2020	$300,000	$15,624	$-	$315,624

Mark G. Downey	2019	$60,000	$-	$-	$60,000
Executive Vice President
Chief Financial Officer and Treasurer	2020	$240,000	$5,000	$-	$245,000

Employment Agreements

Roger Kahn

On August 24, 2015, Mr. Roger "Ari" Kahn joined the Company as Chief Operating Officer. On December 1, 2015, Mr. Kahn and another were named Co-Interim Chief Executive Officers and Presidents and assumed the responsibilities of the Office of the Chief Executive Officer and President. On May 6, 2016, the Company appointed Mr. Kahn as President and Chief Executive Officer, effective May 10, 2016. In furtherance of Mr. Kahn's employment with the Company, a new employment agreement was entered into on September 13, 2019, which agreement was amended on February 25, 2021. Mr. Kahn’s current employment agreement, as amended, entitles Mr. Kahn to an annual salary of $330,000, and annual bonus, which is established at $137,500 for the Company’s 2021 fiscal year, upon attainment of metrics mutually determined by the Company and Mr. Kahn; Mr. Kahn may be granted stock options in the discretion of the Company; the employment agreement continues for successive one-year periods unless terminated by the Company on at least 60 days’ notice before the end of the annual term in effect; the Company will pay to Mr. Kahn if he is terminated by the Company without cause, or he terminates employment for good reason, severance of 12 months of salary, plus two times his annual bonus subject to adjustment as provided in the Amendment. Additionally, the employment agreement contains customary provisions relating to grounds for early termination; restrictive covenants; expense reimbursement and employee benefits.

Mark G. Downey

Effective July 1, 2019, Mark G. Downey was appointed by the Company's Board of Directors as Executive Vice President, Chief Financial Officer and Treasurer of the Company. The Company and Mr. Downey entered into an employment agreement effective July 1, 2019 through September 30, 2020, whereby Mr. Downey is entitled to a base salary of $240,000 and the ability to earn a bi-annual incentive bonus of $30,000. Mr. Downey may also participate in such equity-based and cash-based incentive programs as the Company may from time to time make available to its executive officers, in accordance with the terms and conditions of such programs, as well as, the Company's other applicable employee benefits plans and programs. Mr. Downey’s employment agreement, which has been renewed through September 2021, also provides that in the event Mr. Downey's employment is terminated by the Company without cause or if the Company terminates his employment for good reason, he is entitled to receive severance benefits.

Outstanding Equity Awards at Fiscal 2020 Year-End

The following table sets forth information concerning outstanding stock options for each named executive officer as of September 30, 2020.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Exercise price ($/sh)	Option Expiration Date
Roger Kahn (1)	08/24/2015	800	-	$287.50	08/24/2025
	08/19/2016	716	-	$205.00	08/19/2026
		1,516	-

(1)	Shares vest in equal installments upon the anniversary date of the grant over three years.

Director Compensation

The non-employee members of our Board of Directors are compensated as follows:

●

Compensation. Each outside director receives an annual retainer of $12,000 and is compensated $1,500 for each meeting such director attends in person. Members of the Audit Committee receive additional annual compensation of $3,000.

●

Committee Chair Bonus. The Chair of the Board of Directors receives an additional annual fee of $15,000. The Chair of the Audit Committee receives an additional annual fee of $10,000. The Chairs of the Compensation Committee and Nominating and Corporate Governance Committee each receive an additional annual fee of $5,000. These fees are payable in lump sums in advance. Other directors who serve on our standing committees, other than the Audit Committee, do not receive additional compensation for their committee services.

Director Compensation Table

The following table sets forth information concerning the compensation paid to our non-employee directors during the fiscal year ended September 30, 2020.

	Annual	Board
Director	Retainer	Meetings	Chairman	Additional	Total
Ken Galaznik	$12,000	$6,000	$10,000	-	$28,000
Joni Kahn	12,000	6,000	15,000	3,000	36,000
Scott Landers	12,000	6,000	5,000	3,000	26,000
Michael Taglich	12,000	6,000	-	-	18,000
	$48,000	$24,000	$30,000	$6,000	$108,000

OTHER INFORMATION CONCERNING THE COMPANY AND THE BOARD OF DIRECTORS

Meetings of the Board of Directors

During the Company's fiscal year ended September 30, 2020, the Board of Directors held six meetings and acted five times by unanimous written consent. During Fiscal 2020, each director attended each meeting. The Chairman was present at all meetings. The Company encourages Board members to attend the Annual Meeting.

Structure of the Board of Directors

Ms. Joni Kahn, an independent director, was appointed as Chairperson of the Board in May 2015. The Board of Directors determined that it would be beneficial to the Company to separate the offices of Chief Executive Officer and Chairperson of the Board in order to allow the Chief Executive Officer to focus on the Company’s operations and execution of its business plan while the Chairperson of the Board would focus on the Company’s strategic plan. The Board of Directors believes that Ms. Kahn’s service as Chairperson of the Board will further help extend the Company’s footprint into both the enterprise and multi-unit technology sectors.

The Board of Directors’ Role in Risk Oversight

The Board of Directors oversees our risk management process. This oversight is primarily accomplished through the Board of Directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial and strategic risks. The Audit Committee focuses on risks related to accounting, internal controls, and financial and tax reporting and related party transactions. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. The Compensation Committee identifies and oversees risks associated with our executive compensation policies and practices.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file certain reports regarding ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission (the “SEC”). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. With respect to fiscal 2020 and based solely on its review of the copies of such forms and amendments thereto received by it, the Company believes that all of the executive officers, directors, and owners of ten percent of the outstanding common stock complied with all applicable filing requirements.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board in the oversight of the audit of our consolidated financial statements and the quality and integrity of our accounting, auditing and financial reporting processes. The Audit Committee is responsible for making recommendations to the Board concerning the selection and engagement of independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the Board such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. Our Audit Committee is comprised of Mr. Galaznik (Chair), Ms. Kahn and Mr. Landers. Our Board has determined that each of the members of the Audit Committee meet the criteria for independence under the standards provided by the Nasdaq Stock Market. The Board of Directors has adopted a written charter for the Audit Committee. A copy of such charter is available on the Company's website, www.bridgeline.com. During Fiscal 2020, the Audit Committee met four times. Each member of the Audit Committee attended each such meeting. The Chairman of the Audit Committee was present at all meetings.

Audit Committee Financial Expert. Our Board has also determined that each of Mr. Galaznik and Mr. Landers qualifies as an "audit committee financial expert" as defined under Item 407(d) (5) of Regulation S-K and as an independent director as defined by the Nasdaq listing standards.

Compensation Committee

The Compensation Committee evaluates the performance of our senior executives, considers the design and competitiveness of our compensation plans, including the review of independent research and data regarding compensation paid to executives of public companies of similar size and geographic location, reviews and approves senior executive compensation and administers our equity compensation plans. In addition, the Committee also conducts reviews of executive compensation to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee is comprised of Ms. Kahn (Chair), Mr. Galaznik and Mr. Landers, all of whom are independent directors. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of such charter is available on the Company's website, www.bridgeline.com. During Fiscal 2020, the Compensation Committee met five times.

Nominating and Corporate Governance Committee

The Nominating and Governance Committee identifies candidates for future Board membership and proposes criteria for Board candidates and candidates to fill Board vacancies, as well as a slate of directors for election by the shareholders at each annual meeting. The Nominating and Governance Committee also annually assesses and reports to the Board on Board and Board Committee performance and effectiveness and reviews and makes recommendations to the Board concerning the composition, size and structure of the Board and its committees. A copy of such charter is available on the Company's website, www.bridgeline.com. Our Nominating and Governance Committee is comprised of Mr. Landers (Chair) and Ms. Kahn, each of whom are independent directors. During Fiscal 2020, the Nominating and Governance Committee met four times.

Communications with the Board of Directors

The Company encourages stockholder communications with the Board of Directors. Interested persons may directly contact any individual member of the Board of Directors by contacting Shareholder Relations, Bridgeline Digital, Inc., 150 Woodbury Road, Woodbury, New York 11797.

Audit Committee Report

The Audit Committee consists of three independent directors, all of whom are "independent directors" within the meaning of the applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. The Audit Committee's responsibilities are as described in a written charter adopted by the Board, a copy of which is available on the Company's website at www.bridgeline.com.

The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2020 with management and with the Company's prior independent registered public accounting firm, Marcum LLP. The Audit Committee has discussed with Marcum LLP the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Marcum LLP required by the Public Company Accounting Oversight Board in Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with Marcum LLP its independence.

Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements for fiscal 2020 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee:

Kenneth Galaznik, Chairman

Scott Landers

Joni Kahn

OTHER BOARD MATTERS

Audit Committee Pre-Approval Policies and Procedures.

Before an independent public accounting firm is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee. Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit related services by our independent registered public accounting firm. During our fiscal year ended September 30, 2020, no services were provided to us by our independent registered public accounting firm other than in accordance with the pre-approval procedures described herein.

Code of Conduct and Ethics

The Company's Board of Directors has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Act that applies to all of the Company's officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics codifies the business and ethical principles that govern the Company's business. A copy of the Code of Ethics is available on the Company's website www.bridgeline.com. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to its principal executive officer, principal financial officer or principal accounting officer) on its website. The Company's website is not part of this proxy statement.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

Pursuant to Section 14A of the Exchange Act, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success, and to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return. We seek to closely align the interests of our named executive officers with the interests of our shareholders, and our Compensation Committee regularly reviews named executive officer compensation to ensure such compensation is consistent with our goals.

Required Vote

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors, or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, and the other related tables and disclosure.”

Vote Required and Recommendation

On this advisory, non-binding matter, the affirmative vote of at least a majority of the votes cast at the Annual Meeting is required to approve this Proposal 2.

The Board recommends that stockholders vote “FOR” the advisory resolution above, approving of the compensation paid to the Company’s named executive officers.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

On February 26, 2021, the Audit Committee of the Company’s Board of Directors informed Marcum LLP (“Marcum”) of its decision to dismiss Marcum as the Company's independent registered public accounting firm, effective as of that date.

Marcum’s report on the Company’s consolidated financial statements as of September 30, 2020 and September 30, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than, in each of the years ended September 30, 2020 and September 30, 2019, to include an explanatory paragraph regarding doubt as to the Company’s ability to continue as a going concern.

During the years ended September 30, 2020 and September 30, 2019 and the subsequent interim period through February 26, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused Marcum to make reference to the subject matter of the disagreements or reportable events in connection with its reports on the financial statements for such years. During the years ended September 30, 2020 and September 30, 2019 and the subsequent interim period through February 26, 2021, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

On February 27, 2021, the Company’s Audit Committee approved the engagement of PKF O’Connor Davies (“PKF”) as the Company’s new independent registered public accounting firm for the fiscal year ending September 30, 2021, effective immediately. During the fiscal years ended September 30, 2020 and September 30, 2019 and through the subsequent interim period as of February 26, 2021, neither the Company, nor any party on behalf of the Company, consulted with PKF regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the audit opinion that might be rendered regarding the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that PKF concluded was an important factor considered by the Company in deciding on any accounting, auditing or financial reporting issue, or (b) any matter subject of any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Upon the recommendation of the Audit Committee, the Board of Directors has appointed PKF to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2021. A representative from PKF is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Although stockholder ratification of the appointment is not required by law, the Company desires to solicit such ratification. If the appointment of PKF is not approved by a majority of the shares represented at the Meeting, the Company will consider the appointment of other independent registered public accounting firms.

Required Vote and Recommendation

Ratification of PKF as the Company’s independent auditors for the fiscal year ending September 30, 2021 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of PKF as the Company’s independent auditors for the fiscal year ending September 30, 2021.

The Board recommends that stockholders vote “FOR” the ratification of PKF as our independent auditors for the fiscal year ending September 30, 2021.

Audit Fees

The table below shows the aggregate fees that the Company paid or accrued for the audit and other services provided by Marcum LLP, the Company’s independent registered public accounting firm, for the fiscal years ended September 30, 2020 and September 30, 2019. The Company did not engage its independent registered public accounting firm during either of the fiscal years ended September 30, 2020 or September 30, 2019 for any other non-audit services.

Type of Service	Amount of Fee for Fiscal Year Ended
	September 30, 2020	September 30, 2019
Audit Fees	$261,397	$268,271
Audit-Related Fees	—	—
Tax Fees	—	—
Total	$261,397	$268,271

Audit Fees. This category includes fees for the audits of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category consists of audits performed in connection with certain acquisitions.

Tax Fees. This category consists of professional services rendered for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

There were no other fees paid or accrued to Marcum LLP in the fiscal years ended September 30, 2020 or September 30, 2019.

PROPOSAL 4

APPROVAL OF ISSUANCE OF COMMON STOCK UPON CONVERSION OF OUTSTANDING SHARES OF SERIES D PREFERRED AND WARRANTS ISSUED IN CONNECITON WITH THE ACQUISITION OF HAWK SEARCH, INC.

Description of the Transactions

Acquisition of Hawk Search

On May 12, 2021, the Company entered into a Stock Purchase Agreement, dated as of May 11, 2021 (the “Purchase Agreement”), with Svanaco, Inc., an Illinois corporation (“Svanaco”), Svanawar, Inc., an Illinois corporation (collectively, the “Sellers”), and Hawk Search Inc., an Illinois corporation (“Hawk Search”), which provided for the purchase by the Company all of the issued and outstanding shares of capital stock of Hawk Search from the Sellers (the “Acquisition”), for a total aggregate purchase price of approximately $11.85 million (the “Purchase Price”).

The Acquisition was consummated on May 28, 2021 (the “Closing Date”) in accordance with the terms of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, on the Closing Date, as partial payment of the Purchase Price, the Company (i) paid to the Sellers an initial cash payment, subject to certain working capital adjustments pursuant to the Purchase Agreement, of approximately $4.8 million, and (ii) issued a total of 1,500 shares of its newly created shares of Series D Convertible Preferred Stock (“Series D Preferred”), valued at $1.5 million in the aggregate. In accordance with the Purchase Agreement, the remaining $4.6 million of the Purchase Price shall be payable by the Company as follows: (i) approximately $2.0 million in cash, to be paid on or before December 31, 2021, and (ii) up to approximately $2.6 million as a performance based earnout (subject to certain adjustments pursuant to the Purchase Agreement)  payable within 30 days of the Company upon conclusion of its fiscal year 2022 annual audit and filing its Annual Report on Form 10-K for the fiscal year ending September 30, 2022.

Financing Transaction

On May 12, 2021, the Company offered and sold a total of 1,060,000 shares of its common stock (the “RD Shares”), to certain institutional investors (the “RD Investors”) at a public offering price of $2.28 per share in a registered direct offering (the “RD Offering”). The RD Offering was registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a prospectus supplement to the Company's currently effective registration statement on Form S-3 (File No. 333-239104), which was initially filed with the Securities and Exchange Commission on June 12, 2020, and was declared effective on June 25, 2020. The Company filed the final prospectus supplement for the RD Offering on or about May 14, 2021. The RD Offering closed on May 14, 2021, and resulted in gross proceeds to the Company of approximately $2.41 million.

Also on May 12, 2021, the Company entered into securities purchase agreements with certain institutional investors (the “PIPE Investors”) pursuant to which the Company offered and sold a total of 2,700 units to the PIPE Investors (the “Units”) at a purchase price of $1,000 per Unit (the “Private Placement” and together with the RD Offering, the “May 2021 Offerings”). Each Unit consisted of (i) one share of the Company’s newly designated Series D Preferred and (ii) warrants to purchase up to one-half of the shares of common stock issuable upon conversion of shares of Series D Preferred issued as a part of such PIPE Investor’s Units. In total, the Company issued 2,700 shares of Series D Preferred and Warrants to purchase up to 592,106 shares of common stock as a part of the Units.

Each share of Series D Preferred issued as a part of the Units is convertible into shares of the Company’s common stock at a conversion price of $2.28 per share, but only following the date that holders of a majority of the Company’s outstanding voting securities approve of the issuance of the Units in accordance with Listing Rule 5635 of the Nasdaq Stock Market (the “Stockholder Approval Date”). In addition, beginning on the six-month anniversary date of the original issuance date of the Series D Preferred and ending on the Stockholder Approval Date, shares of Series D Preferred will accrue dividends at a rate of 9% per annum. The warrants issued as a part of the Units have a term of five and one-half years from the date of issuance, will become exercisable on the six-month anniversary of the original issuance date, assuming the issuance of the Warrants are approved by a majority of the Company’s stockholders on the Stockholder Approval Date, and have an exercise price of $2.51 per share.

As a condition to consummating the Private Placement, the Company obtained Voting Letters from holders of approximately 6.7% of its current voting securities, pursuant to which such holders agreed to vote in favor of the Issuance Approval. In addition, the Company also entered into Registration Rights Agreements with each of the PIPE Investors, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission no later than 15 days after the Closing Date in order to register, on behalf of the Purchasers, the shares of common stock issuable upon conversion of the Series D Preferred and upon exercise of the warrants issued in connection with the Private Placement.

The Company received net proceeds from the May 2021 Offerings of approximately $4.57 million, after deducting certain fees and expenses related to the May 2021 Offerings. The net proceeds received by the Company were used to fund certain cash payments payable in connection with the Acquisition, as set forth in the Purchase Agreement. The Company intends to use any remaining proceeds for general working capital purposes.

Background and Reasons for the Acquisition and the May 2021 Offerings

As part of its ongoing oversight of our business and affairs, our Board of Directors, with input from management, regularly reviews our operations and strategy, competitive position, prospects and opportunities with a view to maximizing stockholder value.

Hawk Search is an intelligent search and recommendations platform that powers success for any size business across all industries, whose goal is to equip organizations with innovative tools to deliver accurate and customizable search experiences that enable users to find the relevant results for their needs in context, no matter the device, platform, or language. With 1200+ implementations completed, Hawk Search is utilized for delivering engaging and personalized search functionality through its innovative features, which enable marketers, merchandisers and developers to accomplish their goals.

In February 2021, management began discussions with the Seller regarding the Company’s acquisition of Hawk Search. At the time, the Company believed that Hawk Search’s industry-leading capabilities, when combined with the other products provided on the Bridgeline Unbound platform, fit perfectly into the Company’s eCommerce360 strategy to help its customers increase traffic, conversion and average order size with an intelligent recommendation dashboard and a broad suite of applications. With installations world-wide across eCommerce and content sites of all sizes and industry sectors, the Company expects the addition of Hawk Search to strengthen the Company’s existing search capabilities and to accelerate the Company’s eCommerce360 strategy.

After reviewing the relative advantages and disadvantages and engaging in due diligence and other discussions, our Board of Directors determined that an acquisition of Hawk Search would be beneficial to both the Company and its stockholders. On May 11, 2021, following the approval of our Board of Directors, we and the Sellers entered into the Purchase Agreement, and, following announcement of the execution of the Purchase Agreement, we entered into agreements to consummate the May 2021 Offerings.

In approving the Acquisition of Hawk Search and the May 2021 Offerings to fund certain costs related to the Acquisition, our Board of Directors considered the advantages and disadvantages of the Acquisition compared to other alternatives, including continuing to focus on organically developing the Company’s Unbound Platform, other potential business development opportunities reviewed by our Board of Directors, and the opportunities and risks associated with the Acquisition.

Overview of the Issuance Proposal

As described above, we issued a total of 2,700 shares of Series D Preferred and warrants to purchase up to 592,106 shares of common stock as a part of the Units offered and sold in the Private Placement and 1,500 shares of Series D Preferred to the Sellers upon closing of the Acquisition. The Series D Preferred is intended to have rights that are generally equivalent to common stock, provided that the Series D Preferred does not have the right to vote on most matters (including the election of directors).

Subject to stockholder approval, each share of Series D Preferred is convertible into approximately 439 shares of common stock. This Proposal 4 would provide the necessary approval to permit such conversion and to permit exercise of the warrants issued as a part of the Units. If our stockholders have not approved the conversion of the Series D Preferred into common stock by November 14, 2021 (six months after the closing of the Private Placement), shares of Series D Preferred will begin accruing dividends at a rate of 9% per annum, which dividends, if accrued, will be payable by the Company on a quarterly basis in cash. See “—Risks Associated with the Securities” below.

Shares Issuable Upon Conversion of Series D Preferred and/or Exercise of Warrants

Set forth below is a table summarizing the issued and outstanding Series D Preferred and warrants issued in connection with the Private Placement (collectively, the “Securities”), as well as the number of shares of common stock that are potentially issuable upon conversion and/or exercise of the Series D Preferred and warrants. The sale into the public market of the underlying common stock could materially and adversely affect the market price of our common stock. See “—Risks Associated with the Securities” below.

	Series D Preferred Issued and Outstanding	Private Placement Warrants Issued and Outstanding	Common Stock Issuable upon Conversion and/or Exercise
Shares of Series D Preferred issued in the Private Placement	2,700	—	1,184,211
Shares of Series D Preferred issued to the Seller in the Acquisition	1,500	—	657,895
Warrants issued in the Private Placement	—	592,106	592,106
Total	4,200	592,106	2,434,212

Description of Series D Preferred Stock

On May 13, 2021, in connection with the Private Placement, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock (the “Certificate of Designation”), with the Secretary of State of the State of Delaware – Division of Corporations, designating 4,200 shares of the Company’s preferred stock as Series D Preferred. The terms and conditions set forth in the Certificate of Designation are summarized below:

Stated Value

Each share of Series D Preferred with a stated value of $1,000 per share (the “Stated Value”).

Ranking

The Series D Preferred rank senior to all of the Company’s outstanding securities.

Conversion

Each share of Series D Preferred is convertible into that number of Conversion Shares equal to the Stated Value, divided by $2.28; provided, however, that holders of the Series D Preferred may not convert any of their Series D Preferred into Conversion Shares unless and until the Stockholder Approval Date. In addition, holders of Series D Preferred are prohibited from converting Series D Preferred into Conversion Shares if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (or 9.99% upon the election of the holder prior to the issuance of the Series D Preferred) of the total number of shares of Common Stock then issued and outstanding.

Voting

Shares of Series D Preferred have no general voting rights. However, as long as any shares of Series D Preferred are outstanding, the Company may not, without the affirmative vote of the certain holders of Series D Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred or alter or amend the Certificate of Designation, (ii) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series D Preferred, (iii) increase the number of authorized shares of Series D Preferred, or (iv) enter into any agreement with respect to any of the foregoing.

Dividends

Beginning six months after the original issuance date of the Series D Preferred and ending on the Stockholder Approval Date, shares of Series D Preferred will accrue dividends at a rate of 9% per annum, which dividends, if accrued, will be payable by the Company on a quarterly basis in cash.

Liquidation Preference

Prior to Stockholder Approval Date, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), holders of Series D Preferred will be entitled to receive out of the Company’s assets an amount equal to the Stated Value, plus any accrued and unpaid dividends and any other fees or liquidated damages due and owing under the Certificate of Designation before any distribution or payment shall be made to the holders of any junior securities.

On and after the Stockholder Approval Date, the Series D Preferred Stock will have no liquidation preference.

Reasons for Stockholder Approval

Our common stock is listed on the Nasdaq Capital Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market LLC, including Nasdaq Listing Rule 5635(a), which requires stockholder approval in connection with the acquisition of another company if the Nasdaq-listed company will issue 20% or more of its common stock. For purposes of Nasdaq Listing Rule 5635(a), the issuance of any common stock in the Acquisition and the May 2021 Offerings would be aggregated together. Thus, in order to permit the issuance of common stock upon conversion of the Series D Preferred and upon exercise of the warrants issued in the Private Placement, we must first obtain stockholder approval of this issuances.

Certain Risks Associated with the Securities

In connection with the Acquisition, we issued Series D Preferred to the Sellers and to the purchasers in the Private Placement. We are obligated under the Securities Purchase Agreement executed in connection with the Private Placement to seek shareholder approval for the conversion of the Series D Preferred into common stock and exercise of the warrants. In the event that we fail to obtain stockholder approval, we may face certain penalties that may harm our business, including the accrual of dividends payable in cash if our stockholders do not approve of the issuance of the Series D Preferred on or before November 14, 2021. If we are forced to begin utilizing our current cash to pay dividends to the holders of Series D Preferred it could, among other things, materially affect our results of operations and cash usage forecasts, require us to slow down or stop the development of our product offerings, require us to raise additional capital and impact our ability to raise additional capital.

Investors in the Private Placement are entitled to rights, under the Registration Rights Agreement executed in connection with the Private Placement, with respect to the registration of their shares under the Securities Act. Additionally, we have agreed to register the shares of common stock issuable upon conversion of shares of Series D Preferred issued to Hawk Search. Registration of these shares under the Securities Act will result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by affiliates, as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

Vote Required and Board of Directors Recommendation

Stockholder approval of this Proposal 4 requires a “FOR” vote from the holders of a majority of votes properly cast at the Annual Meeting.

The Board recommends that stockholders vote “FOR” the issuance of common stock upon conversion of outstanding shares of Series D Preferred and warrants issued in connection with the Private Placement.

Other Matters

The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 150 Woodbury Road, Woodbury, New York 11797. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Stockholder Proposals and Recommendations for Director

Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement for such meeting must deliver such proposal in writing to the Company at 150 Woodbury Road, Woodbury, New York 11797, between May 22, 2022 and June 21, 2022. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the date of the next annual meeting, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

For any stockholder proposal that is not submitted for inclusion in the Company’s Proxy Statement, but instead seeks to present such proposal directly at the Annual Meeting, management will be able to vote proxies in its discretion if the Company does not receive notice of the proposal prior to the close of business on June 21, 2022.

Stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by following the requirements under Article I, Section 10 of the Bylaws. In order to be eligible to nominate a person for election to our Board of Directors a stockholder must (i) comply with the notice procedures set forth in the Bylaws and (ii) be a stockholder of record on the date of giving such notice of a nomination as well as on the record date for determining the stockholders entitled to vote at the meeting at which directors will be elected.

To be timely, a stockholder's notice must be in writing and received by our corporate secretary at our principal executive offices as follows: (A) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (B) in the case of an election of directors at a special meeting of stockholders, provided that the board of directors has determined that directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting and (2) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

In addition, a stockholder's notice must contain the information specified in Article I, Section 10 of the Bylaws and must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The stockholder making a nomination must personally appear at the annual or special meeting of stockholders to present the nomination, otherwise the nomination will be disregarded.

Stockholders interested in making a nomination should refer to the complete requirements set forth in our Bylaws filed as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on December 14, 2018. Provided that the date of next year's annual meeting of stockholders is not advanced by more than 20 days or delayed by more than 60 days, from the first anniversary of the Annual Meeting, any stockholder who wishes to make a nomination to be considered for the next annual meeting must deliver the notice specified by our Bylaws between May 22, 2022 and June 21, 2022. The By-Laws contain a number of substantive and procedural requirements, which should be reviewed by any interested stockholder. Any notice should be mailed to: Secretary, Bridgeline Digital, Inc., 150 Woodbury Road, Woodbury, New York 11797.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR E-MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

2021 ANNUAL MEETING OF STOCKHOLDERS OF

BRIDGELINE DIGITAL, INC.

August 19, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at https://www.rdgir.com/bridgeline-digital-inc/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230303003000000000 5 081921

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following nominees as director:

NOMINEES:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

○ Joni Kahn
○ Roger Kahn

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy is solicited on behalf of the Board of Directors, and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR all Proposals.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BRIDGELINE DIGITAL, INC.

100 Sylvan Road, Suite G-700

Woburn, Massachusetts 01801

The undersigned, revoking all proxies, hereby appoints Roger E. Kahn and Mark G. Downey and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Bridgeline Digital, Inc. (the "Company") which the undersigned would be entitled to vote if present at the 2021 Annual Meeting of Stockholders of the Company to be held on August 19, 2021, at 8:30 A.M. at the Company's New York office located at 150 Woodbury Road, Woodbury, New York and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

Completed proxies should be delivered to the Company's New York office located at 150 Woodbury Road, Woodbury, New York 11797.

The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company's Annual Report.

(Continued and to be signed on the reverse side)

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